EXHIBIT 5

                        Squire, Sanders & Dempsey L.L.P.
                             Two Renaissance Square
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                              Phone: (602) 528-4000
                            Facsimile: (602) 253-8129




                                December 14, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     SkyMall, Inc. - 1994 Stock Option Plan
                Form S-8 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to SkyMall, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of 400,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's 1994 Stock Option Plan (the "Plan").

     In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and the Bylaws of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Nevada.

     2. The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Securities and Exchange Commission                             December 14, 1999
Page 2



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted,

                                        SQUIRE, SANDERS & DEMPSEY L.L.P.